Exhibit 10.3

FORM OF

ZALE CORPORATION

NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN, AS AMENDED

DEFERRED STOCK UNITS

PLAN AGREEMENT

Participant	Issue Date	Number of Units

Grant

Zale Corporation (the “Company”) has granted to the Participant named above, as of the Issue Date, the above number of Deferred Stock Units, subject to the terms and conditions set forth in this Plan Agreement and in the Zale Corporation Non-Employee Director Equity Compensation Plan, as amended (the “Plan”).

Issue Date	The Issue Date for the Deferred Stock Units granted to the Participant pursuant to this Plan Agreement shall be the date set forth above.

Vesting	The Deferred Stock Units granted to the Participant pursuant to this Plan Agreement shall be fully vested at all times.

Payment Date	The Payment for the Deferred Stock Units granted hereby shall be [________ __, 20__.][the date elected by the Participant in the deferral election form attached hereto.]

Payment

On the Payment Date, the Company promptly shall cause to be delivered to the Participant a number of shares of Company Stock equal to the number of Deferred Stock Units granted to the Participant (and any additional Deferred Stock Units or other amounts credited with respect to Dividend Equivalents), unless the Board of Directors in its sole discretion determines that payment shall be made instead by delivering an amount of cash equal to the Fair Market Value thereof. Notwithstanding the foregoing, such shares may be subject to restrictions on transfer as a result of applicable securities laws.

No Dividends or Voting Rights

The Participant shall not be entitled to receive dividend payments with respect to the Deferred Stock Units and shall have no voting rights with respect to the Deferred Stock Units. Unless otherwise provided by the Board of Directors the Participant shall be entitled to receive, currently or on a deferred basis, Dividend Equivalents with respect to the number of shares of Company Stock covered by the Deferred Stock Units. The Board of Directors may provide that the Dividend Equivalents shall be deemed to have been reinvested in additional Deferred Stock Units or otherwise reinvested.

Restrictions on Transfer

Prior to payment of a Deferred Stock Unit, no transfer of the Participant’s rights with respect to the Deferred Stock Unit, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such Deferred Stock Unit, and all of the rights related thereto, shall be forfeited by the Participant.

Misc.

Upon the occurrence of a Change in Control that is a Section 409A Change in Control as defined in Appendix A Plan, the Company shall promptly (but in all events within 2-1/2 months) pay to the Participant all outstanding Deferred Stock Units (and any additional Deferred Stock Units or other amounts credited with respect to Dividend Equivalents) by delivering an amount of cash equal to the Fair Market Value thereof. Upon the occurrence of any other Change in Control (i) as of the date of the Change of Control the Company shall credit to an account for the Participant the Fair Market Value of the Deferred Stock Units granted to the Participant (and any additional Deferred Stock Units or other amounts credited with respect to Dividend Equivalents) and (ii) the Company shall pay the value of the account together with interest at the rate of 10% per annum to the Participant in accordance with paragraph (e) of Section 8B of the Plan.

Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Plan.

Zale Corporation

Authorized Officer

I hereby agree to be bound by all the terms and
conditions of this Plan Agreement and the Plan.

Participant

Deferral Election Annual Cash Retainer

Under the

Non-Employee Director

Equity Compensation Plan

The undersigned director of Zale Corporation, a Delaware corporation (the “Company”), in lieu of receiving his $_______ annual cash retainer elects to receive Deferred Stock Units issued pursuant to Section 8B of the Non-Employee Director Equity Compensation Plan (the “Plan”). Pursuant to Section 8B(e) of the Plan, the undersigned elects for these Deferred Stock Units to be paid six months after his separation from service from the Company (whether by resignation, removal, death or otherwise).

In the event that the Deferred Stock Units are issued other than quarterly in arrears, I agree to return to the Company the portion of any award that is for a quarter with respect to which I would not have been paid a cash retainer.

This Deferral Election shall apply to all future annual cash retainers payable to the undersigned until this election is revoked; provided that this Deferral Election shall become irrevocable with respect to Deferred Stock Units granted in any calendar year on the last day of the immediately preceding calendar year.

This Payment Date Election shall apply to all awards of Deferred Stock Units to the undersigned pursuant to the Plan until this election is revoked.

IN WITNESS WHEREOF, the undersigned has executed this Deferral Election this _____ date of _________, 20____.

Print name: